UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2016

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Jacksonville 140 Purchase and Sale Agreement

On February 27, 2015, Reven Housing Florida 2, LLC (“Buyer”), a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Jacksonville 140 Agreement”) with ADCIP, LLC, a Delaware limited liability company, and ADCIP II, LLC, a Delaware limited liability company (collectively, the “Jacksonville 140 Sellers”), to purchase a portfolio of up to 140 single-family homes located in the Jacksonville, Florida metropolitan area from the Jacksonville 140 Sellers. The Jacksonville 140 Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2015.

On February 12, 2016, the Company and the Jacksonville 140 Sellers entered into a Seventh Amendment to the Jacksonville 140 Agreement (the “Seventh Amendment”), pursuant to which the parties further amended the Jacksonville 140 Agreement to extend the closing date and due diligence period to April 30, 2016. In addition, the parties agreed that the Buyer’s deposit, in the amount of $56,900.92, would become non-refundable to Buyer and released to the Jacksonville 140 Sellers and that Buyer shall receive a credit for the amount of the released deposit against the purchase price of homes to be purchased at the closing.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Seventh Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated February 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: February 16, 2016	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer